Exhibit 99.1

First Connecticut Bancorp, Inc. reports second quarter 2018 net income of $6.7 million or $0.42 diluted earnings per share

FARMINGTON, Conn., July 18, 2018 – First Connecticut Bancorp, Inc. (NASDAQ: FBNK), the holding company for Farmington Bank, reported a 35% increase in net income of $6.7 million or $0.42 diluted earnings per share for the quarter ended June 30, 2018 compared to net income of $5.0 million or $0.32 diluted earnings per share for the quarter ended June 30, 2017.

Net income on a core earnings basis was $7.4 million, or $0.46 diluted core earnings per share for the quarter ended June 30, 2018 compared to $5.0 million, or $0.31 diluted core earnings per share for the quarter ended June 30, 2017.  Core earnings exclude non-recurring items.

On June 19, 2018, First Connecticut Bancorp, Inc. ("FCB") announced its entry into a definitive Agreement and Plan of Merger with People's United Financial, Inc. ("People's United"), pursuant to which FCB will merge with and into People's United.  Completion of the transaction is subject to customary closing conditions, including receipt of regulatory approvals and the approval of First Connecticut Bancorp, Inc. shareholders.

"I am pleased to report solid core second quarter earnings for the company. As indicated earnings were impacted by certain one-time charges related to our acquisition by Peoples United Financial, Inc. The Board of Directors and Senior Management have always focused on shareholder value and we believe this acquisition maximized shareholder value at a time when, we believe, the operating paradigm is changing for smaller community banks. I would also like to thank our dedicated employees who executed our strategy, which maximized our results for shareholders" stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

Financial Highlights

•	Net interest income increased $1.1 million to $22.0 million in the second quarter of 2018 compared to the linked quarter and increased $2.2 million compared to the second quarter of 2017.

•
Organic loan growth remained strong during the second quarter of 2018 as loans increased $106.6 million to $2.9 billion at June 30, 2018 primarily due to an $81.9 million increase in residential real estate loans.  Loans increased $256.7 million or 10% from a year ago.

•
Asset quality remained strong as loan delinquencies 30 days and greater represented 0.44% of total loans at June 30, 2018 compared to 0.46% of total loans at March 31, 2018 and 0.60% of total loans at June 30, 2017.  Non-accrual loans represented 0.41% of total loans at June 30, 2018 compared to 0.46% of total loans at March 31, 2018 and 0.60% of total loans at June 30, 2017.

•	Overall deposits remained flat at $2.4 billion in the second quarter of 2018 compared to the linked quarter and increased $198.8 million or 9% from a year ago.

•	Loans to deposits ratio was 120% for the quarter ended June 30, 2018 compared to 115% in the linked quarter and 119% in the second quarter of 2017.

•	Checking accounts grew by 7% or 4,023 net new accounts from a year ago.

•	Net interest margin was 2.90% in the second quarter of 2018 and in the linked quarter and 2.92% in the prior year quarter.

•	Efficiency ratio was 63.96% in the second quarter of 2018 compared to 67.54% in the linked quarter and 66.31% in the prior year quarter.

•	Noninterest expense to average assets was 2.01% in the second quarter of 2018 compared to 2.10% in the linked quarter and 2.12% in the prior year quarter.

•	Tangible book value per share was $17.60 for the quarter ended June 30, 2018 compared to $17.32 on a linked quarter basis and $16.86 at June 30, 2017.

•	The allowance for loan losses represented 0.78% of total loans at June 30, 2018 compared to 0.80% of total loans at March 31, 2018 and 0.83% at June 30, 2017.

•	The Company paid a quarterly cash dividend of $0.17 per share during the second quarter, an increase of $0.01 compared to the linked quarter and an increase of $0.05 from a year ago.

Second quarter 2018 compared with first quarter 2018

Net interest income

•
Net interest income increased $1.1 million to $22.0 million in the second quarter of 2018 compared to the linked quarter primarily due to a $106.5 million increase in the average loans balance and a 8 basis point increase in the loan yield to 3.84% offset by a $939,000 increase in interest expense.

•	Net interest margin was 2.90% in both the second quarter of 2018 and in the linked quarter.

•	The cost of interest-bearing liabilities increased 10 basis points to 1.07% in the second quarter of 2018 compared to 0.97% in the linked quarter.

Provision for loan losses

•	Provision for loan losses was $69,000 for the second quarter of 2018 compared to $465,000 for the linked quarter.

•	Net charge-offs in the quarter were $17,000 or 0.00% to average loans (annualized) compared to $293,000 or 0.04% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.78% of total loans at June 30, 2018 and 0.80% of total loans at March 31, 2018.

Noninterest income

•	Total noninterest income increased $117,000 to $3.3 million in the second quarter of 2018 compared to $3.1 million in the linked quarter.

•	Other noninterest income includes swap fees totaling $574,000 in the second quarter of 2018 compared to $624,000 in the linked quarter.

Noninterest expense

•	Noninterest expense increased $780,000 to $17.0 million in the second quarter of 2018 compared to the linked quarter primarily due to increases in other operating expenses.

•
Other operating expenses increased to $3.9 million primarily due to a $451,000 other real estate owned writedown, a $211,000 software termination buyout fee and $210,000 in acquisition related expenses.

Income tax expense

Income tax expense was $1.4 million in the second quarter of 2018 and in the linked quarter.

Second quarter 2018 compared with second quarter 2017

Net interest income

•
Net interest income increased $2.2 million or 11% to $22.0 million in the second quarter of 2018 compared to the prior year quarter due primarily to a $249.1 million increase in the average loans balance and a 19 basis point increase in the loans yield to 3.84% offset by a $2.2 million increase in interest expense.

•
Net interest margin was 2.90% in the second quarter of 2018 compared to 2.92% in the prior year quarter.  The Tax Act negatively affected the net interest margin by 4 basis points on a tax-equivalent basis in the second quarter of 2018.

•	The cost of interest-bearing liabilities increased 28 basis points to 1.07% in the second quarter of 2018 compared to 0.79% in the prior year quarter.

Provision for loan losses

•	Provision for loan losses was $69,000 for the second quarter of 2018 compared to $710,000 for the prior year quarter.

•	Net charge-offs in the quarter were $17,000 or 0.00% to average loans (annualized) compared to $22,000 or 0.00% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.78% of total loans at June 30, 2018 and 0.83% of total loans at June 30, 2018.

Noninterest income

•	Total noninterest income was $3.3 million in the second quarter of 2018 compared to $3.9 million in the prior year quarter.

•	Net gain on loans sold decreased to $341,000 from $711,000 primarily due to a decrease in volume of loans sold.

•	Bank owned life insurance income decreased $257,000 primarily due to receiving $271,000 in death benefit proceeds in the prior year quarter.

•	Other noninterest income includes swap fees totaling $574,000 compared to $562,000 in the prior year quarter.

Noninterest expense

•	Noninterest expense increased $1.1 million to $17.0 million in the second quarter of 2018 compared to the prior year quarter primarily due to a $1.1 million increase in other operating expenses.

•
Other operating expenses increased $1.1 million to $3.9 million primarily due to a $451,000 other real estate owned writedown, a $211,000 software termination buyout fee and $210,000 in acquisition related expenses.

Income tax expense

Income tax expense was $1.4 million in the second quarter of 2018 compared to $2.1 million in the prior year quarter. As a result of the Tax Act, the Company's federal tax rate was lowered from 35% to 21% beginning in the first quarter of 2018.

June 30, 2018 compared to June 30, 2017

Financial Condition

•	Total assets increased $283.7 million or 10% at June 30, 2018 to $3.3 billion compared to $3.0 billion at June 30, 2017, reflecting a $256.1 million increase in net loans.

•	Our investment portfolio totaled $185.0 million at June 30, 2018 compared to $156.2 million at June 30, 2017, an increase of $28.8 million.

•	Net loans increased $256.1 million or 10% at June 30, 2018 to $2.9 billion compared to $2.6 billion at June 30, 2017 due to our continued focus on commercial and residential lending.

•
Deposits increased $198.8 million or 9% to $2.4 billion at June 30, 2018 compared to $2.2 billion at June 30, 2017 primarily due to an increase in retail deposits as we continue to develop and grow relationships in the geographical areas we serve.  We had municipal deposit balances totaling $354.5 million and $351.3 million at June 30, 2018 and 2017, respectively.

•	Federal Home Loan Bank of Boston advances increased $68.0 million to $457.5 million at June 30, 2018 compared to $389.5 million at June 30, 2017.

Asset Quality

•
At June 30, 2018 the allowance for loan losses represented 0.78% of total loans and 190.12% of non-accrual loans, compared to 0.80% of total loans and 175.73% of non-accrual loans at March 31, 2018 and 0.83% of total loans and 137.54% of non-accrual loans at June 30, 2017.

•	Loan delinquencies 30 days and greater represented 0.44% of total loans at June 30, 2018 compared to 0.46% of total loans at March 31, 2018 and 0.60% of total loans at June 30, 2017.

•	Non-accrual loans represented 0.41% of total loans at June 30, 2018 compared to 0.46% of total loans at March 31, 2018 and 0.60% of total loans at June 30, 2017.

•
Net charge-offs in the quarter were $17,000 or 0.00% to average loans (annualized) compared to $293,000 or 0.04% to average loans (annualized) in the linked quarter and $22,000 or 0.00% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.23% at June 30, 2018.

•	Tangible book value per share is $17.60 compared to $17.32 on a linked quarter basis and $16.86 at June 30, 2017.

•
The Company had 600,945 shares remaining to repurchase at June 30, 2018 from prior regulatory approval. Repurchased shares are held as treasury stock and will be available for general corporate purposes.

•
At June 30, 2018, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits and pre-approved unsecured lines of credit.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 25 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Additional Information for Stockholders

In connection with the proposed merger, People's United will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a Proxy Statement of FCB and a Prospectus of People's United, as well as other relevant documents concerning the proposed transaction.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Stockholders are urged to read the Registration Statement, the Proxy Statement of FCB and Prospectus of People's United regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about FCB and People's United, may be obtained at the SEC's Internet site (http://www.sec.gov).  A definitive copy of the Proxy Statement/Prospectus will also be sent to the FCB stockholders seeking any required stockholder approval. You will also be able to obtain these documents, free of charge, from FCB by accessing FCB's website at www.firstconnecticutbancorp.com under the tab "SEC Filings" and then under the heading "Documents" or from People's United at www.peoples.com under the tab "Investor Relations" and then under the heading "Financial Information."  Alternatively, these documents, when available, can be obtained free of charge from FCB upon written request to First Connecticut Bancorp, Inc. Investor Relations, One Farm Glen Boulevard, Farmington, Connecticut 06032, by calling (860) 284-6359, or by sending an email to investor-relations@firstconnecticutbancorp.com, or from People's United upon written request to People's United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attn: Investor Relations, by calling (203) 338-4581, or by sending an email to andrew.hersom@peoples.com.

FCB and People's United and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of FCB in connection with the proposed merger.  Information about the directors and executive officers of FCB is set forth in the proxy statement for FCB's 2018 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 30, 2018.  Information about the directors and executive officers of People's United is set forth in the proxy statement for People's United's 2018 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 7, 2018.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2018	2018	2017	2017	2017
Selected Financial Condition Data:

Total assets	$ 3,275,838	$ 3,137,645	$ 3,055,050	$ 3,001,679	$ 2,992,126
Cash and cash equivalents	36,968	26,452	35,350	44,475	46,551
Debt securities held-to-maturity, at amortized cost	86,981	80,977	74,985	56,848	50,655
Debt securities available-for-sale, at fair value	98,010	89,107	80,358	80,355	105,503
Federal Home Loan Bank of Boston stock, at cost	22,195	17,665	15,537	15,954	19,583
Loans, net	2,900,714	2,794,187	2,725,633	2,676,411	2,644,618
Deposits	2,443,806	2,443,357	2,434,100	2,382,551	2,245,004
Federal Home Loan Bank of Boston advances	457,457	355,457	255,458	271,458	389,458
Total stockholders' equity	281,864	276,861	272,459	273,193	268,836
Allowance for loan losses	22,672	22,620	22,448	22,202	22,037
Non-accrual loans	11,925	12,872	15,792	15,305	16,022
Non-performing assets (1)	13,638	15,036	15,792	15,305	16,022
Impaired loans	28,814	28,383	30,194	29,924	30,007
Loan delinquencies 30 days and greater	12,797	13,036	17,254	17,808	16,059

Selected Operating Data:

Interest income	$ 28,471	$ 26,463	$ 25,551	$ 25,604	$ 24,116
Interest expense	6,480	5,541	5,023	4,756	4,293
Net interest income	21,991	20,922	20,528	20,848	19,823
Provision for loan losses	69	465	299	217	710
Net interest income after provision for loan losses	21,922	20,457	20,229	20,631	19,113
Noninterest income	3,262	3,145	3,158	3,300	3,876
Noninterest expense	17,019	16,239	15,387	15,919	15,878
Income before income taxes	8,165	7,363	8,000	8,012	7,111
Income tax expense	1,435	1,352	7,503	2,415	2,109
Net income	$ 6,730	$ 6,011	$ 497	$ 5,597	$ 5,002

Performance Ratios (annualized):

Return on average assets	0.84%	0.78%	0.07%	0.74%	0.68%
Core return on average assets	0.92%	0.78%	0.73%	0.73%	0.68%
Return on average equity	9.56%	8.68%	0.72%	8.17%	7.43%
Core return on average equity	10.53%	8.65%	7.86%	8.01%	7.36%
Net interest rate spread (2)	2.67%	2.69%	2.71%	2.77%	2.74%
Net interest rate margin (3)	2.90%	2.90%	2.91%	2.95%	2.92%
Non-interest expense to average assets (4)	2.01%	2.10%	2.05%	2.11%	2.12%
Efficiency ratio (5)	63.96%	67.54%	65.06%	66.38%	66.31%
Average interest-earning assets to average
interest-bearing liabilities	127.48%	128.49%	129.44%	128.50%	128.46%
Loans to deposits	120%	115%	113%	113%	119%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.78%	0.80%	0.82%	0.82%	0.83%
Allowance for loan losses as a percent of
non-accrual loans	190.12%	175.73%	142.15%	145.06%	137.54%
Net charge-offs (recoveries) to average loans (annualized)	0.00%	0.04%	0.01%	0.01%	0.00%
Non-accrual loans as a percent of total loans	0.41%	0.46%	0.58%	0.57%	0.60%
Non-performing assets as a percent of total assets	0.42%	0.48%	0.52%	0.51%	0.54%
Loan delinquencies 30 days and greater as a
percent of total loans	0.44%	0.46%	0.63%	0.66%	0.60%

Per Share Related Data:

Basic earnings per share	$ 0.44	$ 0.39	$ 0.03	$ 0.37	$ 0.33
Diluted earnings per share	$ 0.42	$ 0.38	$ 0.03	$ 0.35	$ 0.32
Dividends declared per share	$ 0.17	$ 0.16	$ 0.15	$ 0.14	$ 0.12
Tangible book value (6)	$ 17.60	$ 17.32	$ 17.08	$ 17.12	$ 16.86
Common stock shares outstanding	16,012,664	15,984,932	15,952,946	15,952,946	15,942,614
Weighted-average basic shares outstanding	15,260,635	15,214,839	15,174,285	15,143,379	15,107,190
Weighted-average diluted shares outstanding	15,942,471	15,900,088	15,882,690	15,820,659	15,791,112

(1)	Consists of non-accruing loans including non-accruing loans identified as troubled debt restructurings, loans past due more than 90 days and still accruing interest and other real estate owned.
(2)	Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(4)	Represents core noninterest expense annualized divided by average assets.
See "Reconciliation of Non-GAAP Financial Measures" table.
(5)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income. See "Reconciliation of Non-GAAP Financial Measures" table.
(6)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.  See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	June 30,		March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018		2018	2017	2017	2017
Capital Ratios:

Equity to total assets at end of period	8.60%		8.82%	8.93%	9.10%	8.98%
Average equity to average assets	8.76%		8.96%	9.23%	9.10%	9.18%
Total Capital (to Risk Weighted Assets)	12.23%	*	12.38%	12.38%	12.50%	12.45%
Tier I Capital (to Risk Weighted Assets)	11.34%	*	11.47%	11.45%	11.57%	11.53%
Common Equity Tier I Capital	11.34%	*	11.47%	11.45%	11.57%	11.53%
Tier I Leverage Capital (to Average Assets)	8.99%	*	9.17%	9.23%	9.23%	9.36%
Total equity to total average assets	8.78%		8.96%	9.05%	9.07%	9.17%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 1,141,015		$ 1,059,116	$ 989,366	$ 969,679	$ 962,732
Commercial	1,085,903		1,071,485	1,063,755	1,028,930	1,020,560
Construction	94,615		98,469	90,059	86,713	74,063
Commercial	435,034		417,660	429,116	436,172	431,243
Home equity line of credit	155,853		159,030	165,070	166,791	168,278
Other	5,039		5,240	5,650	5,733	5,410
Total loans	2,917,459		2,811,000	2,743,016	2,694,018	2,662,286
Net deferred loan costs	5,927		5,807	5,065	4,595	4,369
Loans	2,923,386		2,816,807	2,748,081	2,698,613	2,666,655
Allowance for loan losses	(22,672)		(22,620)	(22,448)	(22,202)	(22,037)
Loans, net	$ 2,900,714		$ 2,794,187	$ 2,725,633	$ 2,676,411	$ 2,644,618

Deposits:

Noninterest-bearing demand deposits	$ 478,319		$ 443,555	$ 473,428	$ 437,372	$ 445,049
Interest-bearing
NOW accounts	570,952		625,362	623,135	652,631	547,868
Money market	564,810		587,389	559,297	549,674	522,070
Savings accounts	250,194		242,377	237,380	233,330	241,898
Certificates of deposit	579,531		544,674	540,860	509,544	488,119
Total interest-bearing deposits	1,965,487		1,999,802	1,960,672	1,945,179	1,799,955
Total deposits	$ 2,443,806		$ 2,443,357	$ 2,434,100	$ 2,382,551	$ 2,245,004

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	June 30,	March 31,	June 30,
	2018	2018	2017
(Dollars in thousands)
Assets
Cash and due from banks	$ 36,028	$ 25,385	$ 37,308
Interest bearing deposits with other institutions	940	1,067	9,243
Total cash and cash equivalents	36,968	26,452	46,551
Debt securities held-to-maturity, at amortized cost	86,981	80,977	50,655
Debt securities available-for-sale, at fair value	98,010	89,107	105,503
Loans held for sale	5,331	5,980	2,537
Loans (1)	2,923,386	2,816,807	2,666,655
Allowance for loan losses	(22,672)	(22,620)	(22,037)
Loans, net	2,900,714	2,794,187	2,644,618
Premises and equipment, net	16,965	17,007	17,609
Federal Home Loan Bank of Boston stock, at cost	22,195	17,665	19,583
Accrued income receivable	9,913	9,043	7,939
Bank-owned life insurance	58,193	57,852	56,802
Deferred income taxes	7,724	7,763	13,970
Prepaid expenses and other assets	32,844	31,612	26,359
Total assets	$ 3,275,838	$ 3,137,645	$ 2,992,126

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,965,487	$ 1,999,802	$ 1,799,955
Noninterest-bearing	478,319	443,555	445,049
	2,443,806	2,443,357	2,245,004
Federal Home Loan Bank of Boston advances	457,457	355,457	389,458
Repurchase agreement borrowings	-	-	10,500
Repurchase liabilities	40,374	16,851	36,101
Accrued expenses and other liabilities	52,337	45,119	42,227
Total liabilities	2,993,974	2,860,784	2,723,290

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	186,776	186,269	184,871
Unallocated common stock held by ESOP	(9,043)	(9,290)	(10,053)
Treasury stock, at cost	(28,802)	(29,204)	(29,770)
Retained earnings	140,228	136,303	129,972
Accumulated other comprehensive loss	(7,476)	(7,398)	(6,365)
Total stockholders' equity	281,864	276,861	268,836
Total liabilities and stockholders' equity	$ 3,275,838	$ 3,137,645	$ 2,992,126

(1)	Loans include net deferred fees and unamortized premiums of $5.9 million, $5.8 million and $4.4 million at June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(Dollars in thousands, except per share data)	2018	2018	2017	2018	2017
Interest income
Interest and fees on loans
Mortgage	$ 21,560	$ 19,927	$ 18,056	$ 41,487	$ 35,614
Other	5,672	5,465	5,209	11,137	10,156
Interest and dividends on investments
United States Government and agency obligations	954	797	598	1,751	1,072
Other bonds	-	-	7	-	14
Corporate stocks	258	241	216	499	415
Other interest income	27	33	30	60	57
Total interest income	28,471	26,463	24,116	54,934	47,328
Interest expense
Deposits	4,702	4,339	3,026	9,041	5,937
Interest on borrowed funds	1,771	1,119	1,164	2,890	2,113
Interest on repo borrowings	-	74	96	74	191
Interest on repurchase liabilities	7	9	7	16	14
Total interest expense	6,480	5,541	4,293	12,021	8,255
Net interest income	21,991	20,922	19,823	42,913	39,073
Provision for loan losses	69	465	710	534	1,035
Net interest income
after provision for loan losses	21,922	20,457	19,113	42,379	38,038
Noninterest income
Fees for customer services	1,718	1,657	1,572	3,375	3,078
Net gain on loans sold	341	288	711	629	1,127
Brokerage and insurance fee income	63	58	55	121	105
Bank owned life insurance income	341	341	598	682	917
Other	799	801	940	1,600	1,814
Total noninterest income	3,262	3,145	3,876	6,407	7,041
Noninterest expense
Salaries and employee benefits (1)	9,704	9,772	9,848	19,476	18,986
Occupancy expense	1,315	1,329	1,187	2,644	2,500
Furniture and equipment expense	947	948	985	1,895	1,969
FDIC assessment	422	424	410	846	838
Marketing	767	605	708	1,372	1,275
Other operating expenses (1)	3,864	3,161	2,740	7,025	5,462
Total noninterest expense	17,019	16,239	15,878	33,258	31,030
Income before income taxes	8,165	7,363	7,111	15,528	14,049
Income tax expense	1,435	1,352	2,109	2,787	3,954
Net income	$ 6,730	$ 6,011	$ 5,002	$ 12,741	$ 10,095

Earnings per share:
Basic	$ 0.44	$ 0.39	$ 0.33	$ 0.83	$ 0.67
Diluted	0.42	0.38	0.32	0.80	0.64
Weighted average shares outstanding:
Basic	15,260,635	15,214,839	15,107,190	15,237,994	15,087,721
Diluted	15,942,471	15,900,088	15,791,112	15,921,527	15,741,500

(1)	Prior period presentation reflects a reclassification of certain pension related costs between salaries and employee benefits and other operating expenses in accordance with ASU 2017-07.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,878,570	$ 27,537	3.84%	$ 2,772,063	$ 25,692	3.76%	$ 2,629,493	$ 23,900	3.65%
Securities	187,681	1,010	2.16%	175,912	851	1.96%	157,230	659	1.68%
Federal Home Loan Bank of Boston stock	19,566	202	4.14%	14,986	187	5.06%	18,056	162	3.60%
Federal funds and other earning assets	915	27	11.84%	2,140	33	6.25%	7,715	30	1.56%
Total interest-earning assets	3,086,732	28,776	3.74%	2,965,101	26,763	3.66%	2,812,494	24,751	3.53%
Noninterest-earning assets	125,358			126,282			120,308
Total assets	$ 3,212,090			$ 3,091,383			$ 2,932,802

Interest-bearing liabilities:
NOW accounts	$ 609,571	$ 1,072	0.71%	$ 664,211	$ 1,145	0.70%	$ 595,350	$ 574	0.39%
Money market	584,667	1,388	0.95%	568,362	1,317	0.94%	525,266	979	0.75%
Savings accounts	247,015	66	0.11%	234,660	63	0.11%	242,009	63	0.10%
Certificates of deposit	581,263	2,176	1.50%	538,189	1,814	1.37%	471,905	1,410	1.20%
Total interest-bearing deposits	2,022,516	4,702	0.93%	2,005,422	4,339	0.88%	1,834,530	3,026	0.66%
Federal Home Loan Bank of Boston Advances	372,128	1,771	1.91%	261,580	1,119	1.73%	315,665	1,164	1.48%
Repurchase agreement borrowings	-	-	0.00%	8,467	74	3.54%	10,500	96	3.67%
Repurchase liabilities	26,623	7	0.11%	32,104	9	0.11%	28,728	7	0.10%
Total interest-bearing liabilities	2,421,267	6,480	1.07%	2,307,573	5,541	0.97%	2,189,423	4,293	0.79%
Noninterest-bearing deposits	458,686			451,067			431,336
Other noninterest-bearing liabilities	50,639			55,634			42,857
Total liabilities	2,930,592			2,814,274			2,663,616
Stockholders' equity	281,498			277,109			269,186
Total liabilities and stockholders' equity	$ 3,212,090			$ 3,091,383			$ 2,932,802

Tax-equivalent net interest income		$ 22,296			$ 21,222			$ 20,458
Less: tax-equivalent adjustment		(305)			(300)			(635)
Net interest income		$ 21,991			$ 20,922			$ 19,823

Net interest rate spread (2)			2.67%			2.69%			2.74%
Net interest-earning assets (3)	$ 665,465			$ 657,528			$ 623,071
Net interest margin (4)			2.90%			2.90%			2.92%

Average interest-earning assets to average interest-bearing liabilities	127.48%	128.49%	128.46%

(1)	On a fully-tax equivalent basis calculated using a federal income tax rate of 21% for three months ended June 30, 2018 and March 31, 2018 and 35% for the three months ended June 30, 2017.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances Yields and Rates (Unaudited)

	For The Six Months Ended June 30,
	2018			2017
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,825,611	$ 53,229	3.80%	$ 2,603,041	$ 47,001	3.64%
Securities	181,592	1,861	2.07%	150,119	1,188	1.60%
Federal Home Loan Bank of Boston stock	17,289	389	4.54%	17,116	313	3.69%
Federal funds and other earning assets	1,524	60	7.94%	7,037	57	1.63%
Total interest-earning assets	3,026,016	55,539	3.70%	2,777,313	48,559	3.53%
Noninterest-earning assets	126,054			119,211
Total assets	$ 3,152,070			$ 2,896,524

Interest-bearing liabilities:
NOW accounts	$ 636,740	$ 2,217	0.70%	$ 598,970	$ 1,102	0.37%
Money market	576,560	2,705	0.95%	527,326	1,949	0.75%
Savings accounts	240,872	129	0.11%	236,766	124	0.11%
Certificates of deposit	559,845	3,990	1.44%	469,393	2,762	1.19%
Total interest-bearing deposits	2,014,017	9,041	0.91%	1,832,455	5,937	0.65%
Federal Home Loan Bank of Boston Advances	317,159	2,890	1.84%	280,822	2,113	1.52%
Repurchase agreement borrowings	4,210	74	3.54%	10,500	191	3.67%
Repurchase liabilities	29,348	16	0.11%	26,866	14	0.11%
Total interest-bearing liabilities	2,364,734	12,021	1.03%	2,150,643	8,255	0.77%
Noninterest-bearing deposits	454,897			432,192
Other noninterest-bearing liabilities	53,123			46,352
Total liabilities	2,872,754			2,629,187
Stockholders' equity	279,316			267,337
Total liabilities and stockholders' equity	$ 3,152,070			$ 2,896,524

Tax-equivalent net interest income		$ 43,518			$ 40,304
Less: tax-equivalent adjustment		(605)			(1,231)
Net interest income		$ 42,913			$ 39,073

Net interest rate spread (2)			2.67%			2.76%
Net interest-earning assets (3)	$ 661,282			$ 626,670
Net interest margin (4)			2.90%			2.93%
Average interest-earning assets to average interest-bearing liabilities
		127.96%			129.14%

(1)	On a fully-tax equivalent basis calculated using a federal income tax rate of 21% for six months ended June 30, 2018 and 35% for the six months ended June 30, 2017.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2018	2018	2017	2017	2017
Net Income	$ 6,730	$ 6,011	$ 497	$ 5,597	$ 5,002
Adjustments:
Plus: Other real estate owned writedown	451	-	-	-	-
Plus: Software termination buyout fee	211	-	-	-	-
Plus: Acquisition related expenses	210	-	-	-	-
Plus: Severance expense	-	-	-	-	343
Less: Prepayment penalty fees	(8)	(25)	(36)	(165)	-
Less: Bank-owned life insurance proceeds	-	-	-	-	(271)
Total core adjustments before taxes	864	(25)	(36)	(165)	72
Tax (expense) benefit on core adjustments	(181)	5	13	58	(120)
Tax rate reduction due to Tax Cuts and Jobs Act	-	-	4,981	-	-
Total core adjustments after taxes	683	(20)	4,958	(107)	(48)
Total core net income	$ 7,413	$ 5,991	$ 5,455	$ 5,490	$ 4,954

Total net interest income	$ 21,991	$ 20,922	$ 20,528	$ 20,848	$ 19,823
Less: Prepayment penalty fees	(8)	(25)	(36)	(165)	-
Total core net interest income	$ 21,983	$ 20,897	$ 20,492	$ 20,683	$ 19,823

Total noninterest income	$ 3,262	$ 3,145	$ 3,158	$ 3,300	$ 3,876
Less: Bank-owned life insurance proceeds	-	-	-	-	(271)
Total core noninterest income	$ 3,262	$ 3,145	$ 3,158	$ 3,300	$ 3,605

Total noninterest expense	$ 17,019	$ 16,239	$ 15,387	$ 15,919	$ 15,878
Less: Other real estate owned writedown	(451)	-	-	-	-
Less: Software termination buyout fee	(211)	-	-	-	-
Less: Acquisition related expenses	(210)	-	-	-	-
Less: Severance expense	-	-	-	-	(343)
Total core noninterest expense	$ 16,147	$ 16,239	$ 15,387	$ 15,919	$ 15,535

Core earnings per common share, diluted	$ 0.46	$ 0.38	$ 0.34	$ 0.35	$ 0.31

Core net interest rate margin (1)	2.90%	2.90%	2.91%	2.93%	2.92%
Core return on average assets (annualized)	0.92%	0.78%	0.73%	0.73%	0.68%
Core return on average equity (annualized)	10.53%	8.68%	7.86%	8.01%	7.36%
Core non-interest expense to average assets (annualized)	2.01%	2.10%	2.05%	2.11%	2.12%
Efficiency ratio (2)	63.96%	67.54%	65.06%	66.38%	66.31%

Tangible book value (3)	$ 17.60	$ 17.32	$ 17.08	$ 17.12	$ 16.86

(1)	Represents tax-equivalent core net interest income as a percent of average interest-earning assets.
(2)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(3)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.